                                                                       EXHIBIT 3

                          REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                           HEWLETT-PACKARD EUROPE B.V.

                                       AND

                                   INDIGO N.V.

                           DATED AS OF OCTOBER 17, 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I DEFINITIONS.............................................................................................1


ARTICLE II REGISTRATION RIGHTS....................................................................................4

SECTION 2.1       DEMAND REGISTRATIONS............................................................................4
SECTION 2.2       PIGGYBACK REGISTRATIONS.........................................................................6
SECTION 2.3       LOCK-UP PERIOD FOR THE COMPANY AND OTHERS.......................................................8
SECTION 2.4       REGISTRATION PROCEDURES.........................................................................9
SECTION 2.5       UNDERWRITTEN OFFERINGS.........................................................................14
SECTION 2.6       REGISTRATION EXPENSES..........................................................................15
SECTION 2.7       INDEMNIFICATION................................................................................16
SECTION 2.8       RULE 144.......................................................................................19

ARTICLE III MISCELLANEOUS........................................................................................19

SECTION 3.1       REPRESENTATIONS AND WARRANTIES.................................................................19
SECTION 3.2       NO CONFLICT....................................................................................19
SECTION 3.3       SUCCESSORS AND ASSIGNS.........................................................................19
SECTION 3.4       GOVERNING LAW..................................................................................20
SECTION 3.5       REMEDIES.......................................................................................20
SECTION 3.6       SEVERABILITY...................................................................................20
SECTION 3.7       AMENDMENT AND MODIFICATION.....................................................................20
SECTION 3.8       NOTICES........................................................................................20
SECTION 3.9       ENTIRE AGREEMENT...............................................................................22
SECTION 3.10      COUNTERPARTS...................................................................................22
SECTION 3.11      HEADINGS.......................................................................................23

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of October 17, 2000, by and between Hewlett-Packard Europe B.V., a corporation organized under the laws of The Netherlands ("PURCHASER"), and Indigo N.V., a corporation organized under the laws of The Netherlands (the "COMPANY"). Except as otherwise indicated herein, capitalized terms have the meaning ascribed to them in ARTICLE I.

                              W I T N E S S E T H:

         WHEREAS, Hewlett-Packard Company, a Delaware corporation and the parent of Purchaser ("Parent"), and the Company have previously entered into an OEM Agreement and a Jericho Co-development Agreement, each dated September 13, 2000, pursuant to which Parent and the Company have entered into certain OEM arrangements and agreed to cooperate in a joint development project as more fully set forth in the Jericho Co-development Agreement;

         WHEREAS, Purchaser and the Company have previously entered into a Stock Purchase Agreement, dated as of September 13, 2000 (the "Stock Purchase Agreement"), pursuant to which Purchaser has agreed to purchase, or cause a newly formed subsidiary of Purchaser ("Sub") to purchase, from the Company, and the Company has agreed to issue and sell to Purchaser or Sub, 14,814,814 Common Shares (as defined in the Stock Purchase Agreement), subject to the terms and conditions set forth therein;

         WHEREAS, the Company proposes to grant to Purchaser or Sub, and Purchaser proposes to receive, or that Sub receive, from the Company, an Acquisition Warrant and a Performance Warrant (the "Warrants") entitling Purchaser to purchase Common Shares, subject to the terms and conditions set forth therein; and

         WHEREAS, the Stock Purchase Agreement provides for the Company and Purchaser to enter into this Agreement to provide for certain registration rights for the benefit of Purchaser and its permitted assigns.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that:

                                   ARTICLE I
                                  DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "AFFILIATE" as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with that Person. The term

"control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of power to direct the management and policies of that Person, whether through voting power, by contract or otherwise.

         "AGREEMENT" has the meaning set forth in the preamble hereto.

         "BOARD" means the supervisory board of the Company.

         "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

         "CLOSING DATE" has the meaning set forth in the Stock Purchase
Agreement.

         "COMBINED BOARD" means the supervisory board and the management board of the Company.

         "COMMON SHARES" means the common shares, par value NLG 0.04 per share, of the Company, or any other security or securities issued or issuable upon exercise of the Warrants.

         "COMPANY" has the meaning set forth in the preamble hereto and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

         "DEMAND NOTICE" has the meaning set forth in SECTION 2.1(e).

         "DEMAND PERIOD" has the meaning set forth in SECTION 2.1(d).

         "DEMAND REGISTRATIONS" has the meaning set forth in SECTION 2.1(a).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

         "EQUITY SECURITIES" means any class of capital stock of, or other profit or voting interests in, the Company and all securities convertible into or rights to purchase capital stock of or such interests in the Company, if any, and any and all other equity securities of the Company or securities convertible into or exchangeable for such securities or issued as a distribution with respect to or in exchange for such securities; provided that Equity Securities shall not include any Equity Securities issued pursuant to an employee stock incentive or other similar employee benefit plan.

         A "HOLDER" or "HOLDERS" means Purchaser, Sub and any of its permitted assigns under the Stock Purchase Agreement or Warrants.

         "INDEMNIFIED PARTIES" has the meaning set forth in SECTION 2.7(a).

         "LONG-FORM REGISTRATIONS" has the meaning set forth in SECTION 2.1(a).

         "LOSS" or "LOSSES" has the meaning set forth in SECTION 2.7(a).

         "NASD" means the National Association of Securities Dealers, Inc.

         "NASDAQ" has the meaning set forth in SECTION 2.4(a)(xx).

         "PERSON" means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "PIGGYBACK REGISTRATION" has the meaning set forth in SECTION 2.2(a).

         "PROSPECTUS" means the prospectus included in any Registration Statement as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments and all other material incorporated by reference in such prospectus.

         "REGISTRABLE SECURITIES" means (a) any Common Shares purchased by Purchaser or Sub pursuant to the Stock Purchase Agreement, (b) any Common Shares issued or issuable upon any exercise of all or a portion of the Warrants that have vested and (c) any Common Shares that may be issued or distributed or be issuable in respect of any Common Shares referred to in clause (a) or (b) above by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction; PROVIDED, HOWEVER, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement or (ii) such Registrable Securities are sold pursuant to Rule 144 promulgated under the Securities Act (or any similar rule then in effect). The number of shares of "Registrable Securities then outstanding" shall be determined by the aggregate of the number of Common Shares that are outstanding and the number of Common Shares issuable upon any exercise of all or a portion of the vested Warrants which are Registrable Securities.

         "REGISTRATION" means a registration of the Company's securities for sale to the public under a Registration Statement.

         "REGISTRATION EXPENSES" has the meaning set forth in SECTION 2.6(a).

         "REGISTRATION STATEMENT" means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

         "SHAREHOLDERS' AGREEMENT" has the meaning set forth in the Stock Purchase Agreement.

         "SHORT-FORM REGISTRATIONS" has the meaning set forth in SECTION 2.1(a).

         "STOCK PURCHASE AGREEMENT" has the meaning set forth in the preamble hereto.

         "UNDERWRITTEN OFFERING" means a Registration in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

         "WARRANTS" has the meaning set forth in the preamble hereto.

                                    ARTICLE II
                               REGISTRATION RIGHTS

     SECTION 2.1 DEMAND REGISTRATIONS.

         (a) DEMAND BY HOLDERS. At any time that Purchaser is permitted to transfer or cause to be transferred Common Shares to a third party pursuant to the Shareholders' Agreement, and as long as holders of Registrable Securities hold in the aggregate at least 2.5% of the issued and outstanding Common Shares at the time of such determination, and, subject to Section 2.1(b), the holders of the Registrable Securities then outstanding may request a Registration of (i) all or any portion of their Registrable Securities on Form F-3 (or any successor form thereto) ("SHORT-FORM REGISTRATIONS") or all or any portion of their Registrable Securities on Form F-1 (or any successor form thereto) ("LONG-FORM REGISTRATIONS") if a Short-Form Registrations is not available. Any such requested Registrations are referred to herein as "DEMAND REGISTRATIONS." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering and shall describe the nature or method of the proposed offer and sale thereof.

         (b) DEMAND REGISTRATIONS. The holders of Registrable Securities shall be entitled to request two Demand Registrations. The Company shall pay all Registration Expenses related to the two Demand Registrations. A Registration shall not count as a Demand Registration until it has become effective, unless it does not become effective due to the withdrawal of the Registrable Securities by the holders thereof or a failure to reach agreement on price with the underwriters in which event such registration shall count as a Demand Registration unless the holders of Registrable Securities pay all Registration

Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company shall use its best efforts to make Short-Form Registrations on Form F-3 available for the sale of Registrable Securities.

         (c) LIMITATION ON DEMAND REGISTRATIONS. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of (i) an Underwritten Offering in which all holders of Registrable Securities were notified of their "piggyback" rights pursuant to SECTION 2.2, or
(ii) any other Demand Registration. In addition, the Company may postpone (upon written notice to all holders of Registrable Securities) for up to 120 days the filing or the effectiveness of a Registration Statement in respect of a Demand Registration (but no more than once in any period of 12 consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration would have a material adverse affect on any proposal or plan by the Company to engage in any material acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction. In the event of a postponement by the Company of the filing or effectiveness of a Registration Statement in respect of a Demand Registration, the holders making such Demand Registration shall have the right to withdraw such Demand Registration and, if such Demand Registration is withdrawn, such Demand Registration shall not count as one of the Demand Registrations hereunder.

         (d) EFFECTIVE REGISTRATION. The Company shall be deemed to have effected a Demand Registration if the applicable Registration Statement with respect to such Demand Registration is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (in either case, such period being the "DEMAND PERIOD"). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act or misrepresentation of an applicable underwriting agreement by any of the holders of Registrable Securities.

         (e) UNDERWRITTEN OFFERING. If the holders of a majority of the Registrable Securities then outstanding so elect, the offering of Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. If any offering pursuant to a Demand Registration involves an Underwritten Offering, the holders of a majority of the Registrable Securities then outstanding shall have the right in their sole discretion to select the managing underwriter or underwriters to effect the offering, which managing underwriter or underwriters shall be reasonably satisfactory to the Company.

         (f) PRIORITY OF SECURITIES REGISTERED PURSUANT TO DEMAND REGISTRATIONS. The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the holders of the majority of the Registrable Securities then outstanding sought to be registered pursuant to such Demand Registration. If the managing underwriter or underwriters of a Demand Registration advise the Company in writing (with a copy to each selling holder of Registrable Securities) that, in its opinion, the number of securities requested to be included in such Demand Registration (including securities of the Company for its own account or for the account of other Persons which are not holders of Registrable Securities) exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the Company's Equity Securities, the Company will include in such Registration the Registrable Securities sought to be registered therein and only such lesser number of securities for the account of the Company or other Persons that are not holders of Registrable Securities as shall, in the opinion of the managing underwriter or underwriters, not be likely to have such an effect. In the event that, despite the elimination of all of the shares of Equity Securities to be offered for the account of the Company in such Registration pursuant to the immediately preceding sentence, the number of Registrable Securities to be included in such Demand Registration continues to exceed the number which, in the opinion of the managing underwriter or underwriters can be sold without having the adverse effect referred to above, then the securities to be included in such Registration shall be (i) the number of Registrable Securities that, in the opinion of such underwriter or underwriters, can be sold without having such adverse effect, allocated pro rata among the holders which have requested to be included in such Registration, based on the securities requested to be included (provided that any securities thereby allocated to any such holder that exceed such person's request will be reallocated among the remaining requesting holders of securities in like manner) and (ii) second, and only if all of the Registrable Securities referenced in CLAUSE (i) have been included, any other securities eligible for inclusion in such Demand Registration.

     SECTION 2.2 PIGGYBACK REGISTRATIONS.

         (a) PARTICIPATION. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its securities for its own account or for the account of any other Person (other than (i) a Registration under SECTION 2.1, (ii) a Registration of securities solely relating to a dividend reinvestment plan or an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, including any Registration on Form S-8 (or any successor form thereto) or (iii) a Registration of securities issued solely in an exchange offer, acquisition or business combination including any Registration on Form F-4 (or any successor form thereto)), then, as soon as practicable (but in no event less than 20 Business Days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all holders of Registrable Securities and such notice shall offer the holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request in writing (a "PIGGYBACK REGISTRATION"). Subject to SECTION 2.2(b), the Company shall include in such Registration

Statement all Registrable Securities requested within seven Business Days after the receipt by the holder of any such notice (which request shall specify the aggregate amount of Registrable Securities intended to be disposed of by such holder) to be included in the Registration Statement for such offering pursuant to a Piggyback Registration; PROVIDED, HOWEVER, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to register or to delay registration of such securities, then the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holders of Registrable Securities entitled to request that such Registration be effected as a Demand Registration under
SECTION 2.1, and (B) in the case of a determination to delay registering and in the absence of a request for a Demand Registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each holder making a request for a Piggyback Registration pursuant to this SECTION 2.2(a) must participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each holder making a request for a Piggyback Registration pursuant to this SECTION 2.2(a) must participate in such offering on such basis. Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

         (b) PRIORITY OF PIGGYBACK REGISTRATION. If the managing underwriter or underwriters of any proposed Underwritten Offering in a Piggyback Registration informs the Company and the holders of such Registrable Securities in writing that the total amount of securities which such holders and any other persons or entities intend to include in such offering exceeds the number which can be sold in such offering so as to have a significant adverse effect on the price, timing or distribution of the securities offered in such offering or the market for the Company's Equity Securities, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company proposes to sell for its own account, and (ii) second, and only if all the securities referenced in CLAUSE (i) have been included, the number of Registrable Securities that, in the opinion of such underwriter or underwriters, can be sold without having such adverse effect, allocated pro rata among the holders which have requested to be included in such Registration, based on the securities requested to be included (provided that any securities thereby allocated to any such holder that exceed such person's request will be reallocated among the remaining requesting holders of securities in like manner) and (iii) third, and only if all of the Registrable Securities referenced in CLAUSES (i) AND (ii) have been included, any other securities eligible for inclusion in such Registration.

         (c) NO EFFECT ON DEMAND REGISTRATIONS. No Registration of Registrable Securities effected pursuant to a request under this SECTION 2.2 shall be deemed to have been effected pursuant to SECTION 2.1 or shall relieve the Company of its obligations under SECTION 2.1.

         (d) OTHER REGISTRATIONS. If the Company has previously filed a Registration Statement with respect to Registrable Securities pursuant to
SECTION 2.1 or pursuant to this SECTION 2.2, and if such previous Registration Statement has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other Registration of any of its Equity Securities (except pursuant to Registrations relating to Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a Registration Statement on Form S-8 or Form F-4 (or any successor forms thereto)), whether on its own behalf or at the request of any holder or holders of such Equity Securities, until a period of at least 180 days has elapsed from the effective date of such previous Registration Statement.

         (e) TERMINATION. The rights of the holders under this Section 2.2 shall terminate with respect to such Common Shares as can be sold pursuant to Rule 144(k) of the Securities Act or a successor provision.

     SECTION 2.3 LOCK-UP PERIOD FOR THE COMPANY AND OTHERS. In the case of an Underwritten Offering, the Company agrees, if requested by the managing underwriters in such Underwritten Offering, not to effect any public sale or distribution of any Equity Securities the same as or similar to those being registered during the period beginning seven days before, and ending 120 days (or such lesser period as may be permitted by such underwriter) after, the effective date of the Registration Statement filed in connection with such Registration (except, in each case, as part of such Underwritten Offering, if permitted, or pursuant to Registrations relating to Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a Registration Statement on Form S-8 or Form F-4 (or any successor forms thereto)); PROVIDED, HOWEVER, that the Company's obligation under this sentence is subject to the holders of Registrable Securities in such offering agreeing to be bound by the same sales restrictions applicable to the Company. The Company agrees to use all reasonable efforts to obtain from each holder of restricted securities (other than holders of Registrable Securities) of the Company the same as or similar to those being registered by the Company, or any restricted securities convertible into or exchangeable or exercisable for any of its securities, an agreement not to effect any public sale or distribution of such securities (other than securities purchased in a public offering) during any such period referred to in this paragraph, except as part of any such Registration if permitted. Without limiting the foregoing, if after the date hereof the Company grants any Person (other than a holder of Registrable Securities) any rights to demand or participate in, a Registration pursuant to SECTION 3.2, the Company agrees that the agreement with respect thereto shall include such Person's agreement as contemplated by the previous sentence.

     SECTION 2.4 REGISTRATION PROCEDURES.

         (a) ACTIONS BY COMPANY. Whenever any holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, whether pursuant to SECTION 2.1 or SECTION 2.2, the Company shall use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as possible, and pursuant thereto the Company will as expeditiously as possible:

         (i) before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, to the extent that a holder of Registrable Securities is participating in such registration and in connection therewith, (A) furnish to the underwriters, if any, and to the holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their respective counsel and (B) not file any Registration Statement or Prospectus or amendments or supplements thereto to which the holders of a majority of Registrable Securities then outstanding covered by such Registration Statement or the underwriters, if any, shall reasonably object within 5 days;

         (ii) prepare and, in the case of a Demand Registration, no later than 45 days after a request for a Demand Registration, file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective under the Securities Act;

         (iii) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (A) reasonably requested by the holders of a majority of the participating Registrable Securities then outstanding, (B) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder), or (C) necessary to keep such Registration effective for the Demand Period;

         (iv) promptly notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, as soon as reasonably practicable after notice thereof is received by the Company (A) when the Registration Statement or any amendment thereto has been filed or becomes effective, when the Prospectus or any amendment or supplement to the Prospectus has been filed, and to furnish such selling holders and managing underwriter or underwriters, if any, with copies thereof, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company contemplated by
     SECTION 2.4(a)(xiii) below cease to be true and correct in all material respects and (E) of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

         (v) promptly notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Registration Statement or the Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

         (vi) make every reasonable effort to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus or suspending any qualification of the Registrable Securities at the earliest possible moment;

         (vii) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the holders of a majority of the Registrable Securities then outstanding being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to, and the purchase price being paid therefor by, such underwriter or underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

         (viii) furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as such holder or managing underwriter may reasonably request of the Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits

     (excluding those incorporated by reference unless such documents are not publicly and electronically available);

         (ix) deliver to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such holder or managing underwriter may reasonably request (it being understood that the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto), and such other documents as such selling holder or managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder or underwriter;

         (x) on or prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the managing underwriter, underwriters or agent, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of each state and other jurisdiction of the United States as any such selling holder, underwriter or agent, if any, or their respective counsel, reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; PROVIDED that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or to take any action which would subject it to taxation or general service of process in any such jurisdiction;

         (xi) cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least one (1) Business Day prior to any sale of Registrable Securities to the underwriters;

         (xii) not later than the effective date of the applicable Registration Statement, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company or such other form as is reasonably requested by the selling holders;

         (xiii) in connection with an Underwritten Offering make such representations and warranties to the holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in underwritten public offerings;

         (xiv) in connection with an Underwritten Offering enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the holders of at least a majority of any Registrable Securities then outstanding being sold or the managing underwriter or agent, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

         (xv) in connection with an Underwritten Offering obtain for delivery to the holders of Registrable Securities being registered and to the underwriter, underwriters or agent, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement and, in the event of an Underwritten Offering, brought down to the date of execution of the underwriting agreement (if different from such effective date) and to the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to such holders, underwriters or agents and their respective counsel;

         (xvi) in connection with an Underwritten Offering obtain for delivery to the Company and the underwriter, underwriters or agent, if any, with copies to the holders of Registrable Securities (unless precluded by applicable accounting rules), a "comfort" letter from the Company's independent certified public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters and such other matters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

         (xvii) notify each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

         (xviii) use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen (15) months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

         (xix) cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

         (xx) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be admitted for quotation on The Nasdaq Stock Market

     ("NASDAQ") and, if admitted on Nasdaq, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a "national market system security" within the meaning of Rule 11Aa2-1 promulgated under the Exchange Act or, failing that, to secure Nasdaq authorization for such Registrable Securities and, without limiting the generality of the foregoing, to maintain at least two market makers with respect to such Registrable Securities registered with the NASD;

         (xxi) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by a majority of the sellers of such Registrable Securities then outstanding covered by such Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such sellers or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods to discuss the business of the Company and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to each party referred to in this CLAUSE (xxi) entering into customary confidentiality agreements in a form reasonably acceptable to the Company); and

         (xxii) take such other actions as sellers of such Registrable Securities holding a majority of the shares to be sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

         (b) HOLDERS' INFORMATION. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement. If any such registration statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

         (c) DISCONTINUATION OF DISPOSITION. Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in SECTION 2.4(a)(v), such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by SECTION 2.4(a)(v), or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Demand Period during which such Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by SECTION 2.4(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

     SECTION 2.5 UNDERWRITTEN OFFERINGS.

         (a) DEMAND REGISTRATIONS. If requested by the underwriters for any Underwritten Offering requested by holders of Registrable Securities pursuant to a Registration under SECTION 2.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, holders of a majority of the Registrable Securities then outstanding to be included in such underwriting, and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in SECTION 2.7. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities.

         (b) PIGGYBACK REGISTRATIONS. If the Company proposes to register any of its securities under the Securities Act as contemplated by SECTION 2.2 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company will, if requested by any holder of Registrable Securities pursuant to SECTION 2.2 and subject to the provisions of SECTION 2.2(b), use its best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such holder among the securities of the Company to be distributed by such underwriters in such Registration. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such holders of Registrable Securities.

         (c) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and
(ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements; PROVIDED that no holder of Registrable Securities included in any Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in SECTION 2.7.

     SECTION 2.6 REGISTRATION EXPENSES.

         (a) EXPENSES PAID BY COMPANY. Subject to Section 2.1(b), all expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company (and, in the case of the filing of a Registration Statement, regardless of whether such Registration Statement becomes effective), including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), (ii) all fees and expenses of compliance with state securities or "Blue Sky" laws (including fees and disbursements of counsel in connection with "Blue Sky" qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities then outstanding being sold may designate), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and mailing and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses) for the Company, (iv) all printing, mailing and delivery expenses incurred in the preparation and delivery of a Registration Statement or Prospectus, (v) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (vi) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vii) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses of any special experts retained by the Company in connection with any Demand Registration or Piggyback Registration, (x) fees and expenses of other Persons retained by the Company without limitation and (xi) in the case of a Demand Registration only, reasonable fees and expenses of no more than one counsel for holders of the Registrable Securities (other than counsel to the Company) (all such expenses being herein called "REGISTRATION EXPENSES"). The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company. The underwriting discount and commissions paid to the underwriters in connection with any registration shall be paid by the Company, the holders and any other selling securities holders pro rata based on the number of shares of Equity Securities sold by the Company, the holders and such other securities holders.

         (b) EXPENSES NOT PAID BY COMPANY. Other than as provided in SECTION 2.6(a), the Company shall not be required to pay in any registration effected under this Agreement any fees or disbursements of additional counsel of holders of Registrable Securities or any fees and disbursements of underwriters not customarily paid by the issuers or sellers of securities, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities and the fees and expenses of counsel to the underwriters.

     SECTION 2.7 INDEMNIFICATION.

         (a) INDEMNIFICATION BY COMPANY. The Company will, and hereby agrees to, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, Purchaser, their respective affiliates and their respective partners, owners, officers, directors, shareholders, employees, advisors, agents, each other Person who participates as an underwriter, selling broker, dealer manager, or similar securities industry professional in the offering or sale of Registrable Securities, and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of the foregoing Persons (each, an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES"), from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a "LOSS" and collectively "LOSSES"), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any related statute securities or "blue sky" applications or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; PROVIDED, HOWEVER, that the Company shall not be liable to a particular Indemnified Party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party through an instrument duly executed by such Indemnified Party, specifically stating that it is for use in the preparation of such Registration Statement. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any Indemnified Party and shall survive the transfer of such securities by such holder.

         (b) INDEMNIFICATION BY THE SELLING HOLDER OF REGISTRABLE SECURITIES. In the event of Registration of any Registrable Securities of the Company under the Securities Act pursuant to SECTIONS 2.1 or 2.2, each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any written information furnished to the Company through an instrument duly executed by such holder, specifically stating that it is for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; PROVIDED, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; PROVIDED, HOWEVER, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any decree or restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation or which would impose any material obligations on such indemnified party (given against an appropriate cross-release). Except as provided above it is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless the employment of more than one counsel has been authorized in writing by the indemnified party or parties.

         (d) CONTRIBUTION. If for any reason the indemnification provided for in SECTIONS 2.7(a) and 2.7(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by SECTIONS 2.7(a) and 2.7(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this SECTION 2.7(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this
SECTION 2.7(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this SECTION 2.7(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (e) INDEMNIFICATION PAYMENTS. The indemnification required by this
SECTION 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as and when bills are received or Losses are incurred. In the event payment hereunder is determined to be unavailable, any amounts paid hereunder shall be returned to the party making such payment.

     SECTION 2.8 RULE 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act, and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

                                  ARTICLE III
                                 MISCELLANEOUS

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES. Each party to this Agreement represents and warrants to each other party to this Agreement that (a) all action on the part of such party necessary for the authorization, execution, delivery and performance of this Agreement has been taken and (b) this Agreement is a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

     SECTION 3.2 NO CONFLICT. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any Equity Securities, except as set forth in the Disclosure Schedule (as defined in the Stock Purchase Agreement). The Company shall not enter into any agreement which is inconsistent with or that would in any way interfere with the rights of the holders of Registrable Securities hereunder. In the event that any such conflict should nevertheless exist, the provisions of this Agreement shall control to the extent permitted under applicable law. Without limiting the foregoing, the Company shall not grant to any Persons the right to request the Company to register any Equity Securities without the prior written consent of the holders of a majority of the Registrable Securities then outstanding; PROVIDED that the Company may grant rights to other Persons to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations as set forth in SECTION 2.2.

     SECTION 3.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, regardless of whether or not any such successors, assigns or holders have delivered an undertaking or assumption with respect to this Agreement. In addition, whether or not any express assignment has been made, the provisions of this Agreement that are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

     SECTION 3.4 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York applicable to contracts entered into and performed entirely within that state. The United States District Court for the District of New York and New York state court shall be the sole jurisdictions and venues for any dispute arising directly or indirectly from this Warrant. Each of the parties consents to the jurisdiction and venue of any such court and waives any argument that any such court does not have jurisdiction over such party or such dispute or that venue in any such forum is not appropriate or convenient.

     SECTION 3.5 REMEDIES. No remedy conferred upon the holders of Registrable Securities is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing by law. The parties hereto specifically acknowledge that monetary damages are not an adequate remedy for violations of this Agreement, and that any party hereto may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law and to the extent the party seeking such relief would be entitled on the merits to obtain such relief, each party waives any objection to the imposition of such relief.

     SECTION 3.6 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity (and such provision will be enforced to the greatest extent permitted by applicable law), without invalidating the remainder of this Agreement.

     SECTION 3.7 AMENDMENT AND MODIFICATION. This Agreement may not be amended or modified, and waivers and consents to departures from the provisions hereof may not be given, unless approved in writing by the holders of a majority of the Registrable Securities then outstanding. No failure on the part of any party to exercise, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

     SECTION 3.8 NOTICES. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by nationally reputable overnight courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

         (a) If to the Company, to:

                        Indigo N.V.
                        5 Limburglaan
                        6221 SH Maastricht
                        The Netherlands
                        Attention: Legal Department
                        Telephone: 31-43-356-5656
                        Telecopy: 31-43-356-5600

                        with a copy to:

                        Indigo Electronic Printing Systems Ltd.
                        P.O. Box 150
                        Kiryat Weizmann
                        Rehovot 76101, Israel
                        Attention: General Counsel
                        Telephone: 972-8938-1818
                        Telecopy:  972-8938-1333

                        and to

                        Gibson, Dunn & Crutcher LLP
                        200 Park Avenue
                        New York, NY 10017
                        Attention: Dennis J. Friedman
                        Telephone: 212-351-3900
                        Telecopy: 212-351-4035.

         (b) If to Purchaser, to:

                        Hewlett-Packard Company
                        (IF BY MAIL)
                        P.O. Box 15, MS 310
                        Boise, ID 83707

                        (IF BY OTHER THAN MAIL)
                        11311 Chinden Boulevard, MS 310
                        Boise, ID 83714
                        Attention: Neal Martini
                        Telephone: 208-396-7808
                        Telecopy: 208-396-7686

                        with a copy to

                        Hewlett-Packard Company
                        3000 Hanover Street, MS20-BT
                        Palo Alto, California 94304
                        Attention: Corporate Development Porfolio Manager
                        Telephone: 650-857-1501
                        Telecopy: 650-852-8342

                        and to

                        Hewlett-Packard Company
                        3000 Hanover Street, MS20-BQ
                        Palo Alto, California 94304
                        Attention: General Counsel
                        Telephone:  650-857-1501
                        Telecopy: 650-857-4392

                        with a copy to

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        525 University Avenue
                        Palo Alto, California 94306
                        Attention: Kenton J. King
                        Telephone: 650-470-4500
                        Telecopy: 650-470-4570

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party in accordance with this Section. If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered upon the sender's receipt of electronic confirmation of such communication; if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.

     SECTION 3.9 ENTIRE AGREEMENT. This Agreement and the agreements referenced herein constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

     SECTION 3.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

     SECTION 3.11 HEADINGS. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       INDIGO N.V.



                                       By: /s/ Benzion Landa
                                          --------------------------------------
                                          Name: Benzion Landa
                                          Title: Chairman and
                                                 Chief Executive Officer




                                       By: /s/ Robert P. Wayman
                                          --------------------------------------
                                          Name: Robert P. Wayman
                                          Title: Managing Director